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                                                                   EXHIBIT 10.23

                             CHENIERE ENERGY, INC.
                                TWO ALLEN CENTER
                         1200 SMITH STREET, SUITE 1740
                           HOUSTON, TEXAS 77002-4312


April 3, 1998


Lender Name
Address


Re:  (Form of) Second Amendment to Securities Purchase Agreement

Dear Lender:

Reference is made to the Securities Purchase Agreement dated as of December 15, 1997 (the "Agreement"), between Cheniere Energy, Inc., a Delaware corporation ("Borrower"), and ____________ ("Lender"). Unless otherwise indicated, all capitalized terms herein are used as defined in the Agreement.

The purpose of this amendment to the Agreement is to increase from $1,000,000 to $5,000,000 the amount of net funds which Borrower may raise through private placement of its equity securities or from the sale of seismic data and retain for use in its business before being required to direct the proceeds from such sources to prepayment of the Term Loan.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

1. Amendment of Terms of Payment. Section 2 of the Agreement is hereby amended by replacing paragraph (c) of such Section in its entirety with the following paragraph:

          (c) In addition to prepayments under clause (b) above, Borrower shall make prepayments of principal of the Term Loan equal to the net cash proceeds received by Borrower from any private placement of Borrower's equity securities or from any sale by Borrower of seismic data, less up to $5,000,000 which may be retained by Borrower.

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2.  Representations and Warranties.  Borrower represents and warrants that it possesses all requisite power and authority to execute, deliver and comply with the terms of this instrument, which has been duly authorized and approved by all necessary corporate action and for which no consent of any person is required.

3. Fees and Expenses. Borrower agrees to pay the reasonable fees and expenses of counsel to Lender for services rendered in connection with the negotiation and execution of this instrument.

4. Loan Paper; Effect. This instrument is a Loan Paper and, therefore, is subject to the applicable provisions of Section 13 of the Agreement, all of which are incorporated herein by reference the same as if set forth herein verbatim. Except as amended in this instrument, the Loan Papers are and shall be unchanged and shall remain in full force and effect. In the event of any inconsistency between the terms of the Agreement as hereby modified (the "Amended Agreement") and any other Loan Papers, the terms the Amended Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.

5. No Waiver of Defaults. This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Papers, or a waiver of Lender's right to insist upon future compliance with each term, covenant, condition and provision of the Loan Papers, and the Loan papers shall continue to be binding upon, and inure to the benefit of, Borrower, Lender and their respective successors and assigns.

6. Final Agreement. THE LOAN PAPERS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

If the foregoing terms and conditions are acceptable to Lender, Lender should indicate its acceptance by signing in the space provided below and returning an executed copy hereof to Borrower, whereupon this letter shall become an agreement binding upon and inuring to the benefit of Borrower and Lender and their respective successors and assigns.

                                          Sincerely,

                                          CHENIERE ENERGY, INC.



                                          By:
                                             -----------------------------
                                             Don A. Turkleson
                                             Chief Financial Officer

Accepted and agreed to as of the day and year first set forth in the foregoing letter.



                                          ______________________________
                                          Lender

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